UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 4, 2009

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Alpharetta, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2009, the Compensation Committee of the Board of Directors (the "Committee") of Exide Technologies (the "Company") took several actions, including those described below, regarding employee and named executive officer compensation.

CEO Performance Unit Award

The Committee recommended to the Board, and the Board approved, a $950,000 Performance Unit Award to Gordon A. Ulsh, the Company’s Chief Executive Officer ("CEO"), under the Company’s 2004 Stock Incentive Plan (the "2004 Plan"). The Performance Unit Award is payable in cash to the CEO based on equal performance measures of (1) earnings before interest, taxes, depreciation, amortization and restructuring, as well as non-cash currency remeasurement gains or losses, non-cash gains or losses from the revaluation of the Company’s warrants liability, impairment charges, gains or losses on assets sales, non-cash stock compensation expense and minority interest ("Adjusted EBITDA") and (2) net income plus or minus after tax reorganization expenses relating to ongoing claims administration and settlement, non-cash gain or loss from revaluation of the Company’s warrants liability (no tax effect as such is not subject to U.S. income taxes), after tax restructuring charges, non-cash, after tax currency remeasurement gains or losses which relates principally to historic intercompany debt, and the impact of one-time tax items, including the impacts of non-cash valuation allowances, the sum of which is divided by weighted average shares outstanding ("Adjusted EPS") for the period beginning on April 1, 2009 and ending on March 31, 2010.

Payment will only be made under the Performance Unit Award after conclusion of the performance period. If the level of achievement with respect to each indicator is the same, each indicator will provide 50% of the total payable cash award. However, if the level of achievement is different for each indicator, the amount earned with respect to each indicator will equal a larger or smaller percentage of the total payable cash award. Payout to Mr. Ulsh will be made as follows: (i) 80% of the Performance Unit Award upon achievement of 75% of the targets, (ii) 100% of the Performance Unit Award upon achievement of 100% of the targets and (iii) up to 200% of the Performance Unit Award upon achievement of 130% of the targets.

NEO Performance Unit Award

The Committee recommended to the Board, and the Board approved, Performance Unit Awards to the Company's other named executive officers under the 2004 Plan. The Performance Unit Award is payable in cash to each of the named executive officers ("NEOs") based on the performance measure of total shareholder return ("TSR") for the period beginning on May 4, 2009 and ending on March 31, 2012.

Upon the achievement of a threshold three-year cumulative Adjusted EBITDA, each NEO will be entitled to receive an amount in cash for each Performance Units equal to the excess, if any, of the total shareholder return per share of the Company’s Common Stock for each Performance Unit granted, up to a limit of $12.58 for each Performance Unit. "Total Shareholder Return" is defined as the excess of the average closing price of a share of the Company’s common stock for the 20 consecutive trading days immediately preceding, but not including, March 31, 2012 over $6.29, plus the amount per share of any cash dividends paid by the Company during the performance period.

Named Executive Officer/Number of Performance Units

E.J. O’Leary: 91,812
Mitchell S. Bregman: 46,296
Phillip A. Damaska: 48,688

The foregoing descriptions of the terms and conditions of the Performance Unit Awards are qualified in their entirety by reference to the complete terms and conditions of the Form of Performance Unit Award Agreements, which will be attached as an Exhibit to the Company’s Report on Form 10-Q for the quarter ended June 30, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

May 7, 2009	By:	/s/ Edward J. O'Leary

Name: Edward J. O'Leary
Title: Chief Operating Officer